SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) June 8, 2004

Registrant, State of Incorporation, Address of
Commission File	Principal Executive Offices and Telephone	I.R.S. employer
Number	Number	Identification Number

1-8788	SIERRA PACIFIC RESOURCES	88-0198358
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

0-508	SIERRA PACIFIC POWER COMPANY	88-0044418
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

None

(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
Signatures

Item 5. Other Events

     On June 8, 2004, Sierra Pacific Power Company (“SPPC”) petitioned the Second Judicial Court of the State of Nevada in and for the County of Washoe for judicial review of portions of an order of the Public Utilities Commission of Nevada (“PUCN”), pursuant to Nevada Revised Statute 703.373.

     SPPC seeks to reverse those portions of the PUCN’s final order in SPPC’s 2003 General Rate Case issued on May 26, 2004, disallowing approximately $42 million in recovery in rates costs, expenses and investment in an integrated coal gasification electric generating project known as Piñon Pine. SPPC alleges, among other things, in its petition that the evidence presented to the PUCN was that all costs and expenses incurred on the Piñon Pine before or after April 1996 were just and reasonable, and that all decisions made with respect to continuing the Piñon Pine were prudent. SPPC has requested expedited treatment of the petition.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not required

(b)	Pro forma financial information

Not required

(c)	Exhibits

Not required

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources
(Registrant)

Date: June 14, 2004	By:	/s/ John E. Brown

John E. Brown
Vice President and Controller

Sierra Pacific Power Company (Registrant)

Date: June 14, 2004	By:	/s/ John E. Brown

John E. Brown
Vice President and Controller